As filed with the Securities and Exchange Commission on April 11, 2019

Registration No. 33-51103

Registration No. 33-51105

Registration No. 33-51109

Registration No. 33-33755

Registration No. 33-61444

Registration No. 333-84369

Registration No. 333-101914

Registration No. 333-84405

Registration No. 333-132762

Registration No. 333-158985

Registration No. 333-188272

Registration No. 333-210966

Registration No. 333-219199

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

POST-EFFECTIVE AMENDMENT NO. 1 TO FORM S-8 REGISTRATION STATEMENT NO. 33-51103

POST-EFFECTIVE AMENDMENT NO. 1 TO FORM S-8 REGISTRATION STATEMENT NO. 33-51105

POST-EFFECTIVE AMENDMENT NO. 1 TO FORM S-8 REGISTRATION STATEMENT NO. 33-51109

POST-EFFECTIVE AMENDMENT NO. 2 TO FORM S-8 REGISTRATION STATEMENT NO. 33-33755

POST-EFFECTIVE AMENDMENT NO. 1 TO FORM S-8 REGISTRATION STATEMENT NO. 33-61444

POST-EFFECTIVE AMENDMENT NO. 1 TO FORM S-8 REGISTRATION STATEMENT NO. 333-84369

POST-EFFECTIVE AMENDMENT NO. 2 TO FORM S-8 REGISTRATION STATEMENT NO. 333-101914

POST-EFFECTIVE AMENDMENT NO. 2 TO FORM S-8 REGISTRATION STATEMENT NO. 333-84405

POST-EFFECTIVE AMENDMENT NO. 2 TO FORM S-8 REGISTRATION STATEMENT NO. 333-132762

POST-EFFECTIVE AMENDMENT NO. 2 TO FORM S-8 REGISTRATION STATEMENT NO. 333-158985

POST-EFFECTIVE AMENDMENT NO. 1 TO FORM S-8 REGISTRATION STATEMENT NO. 333-188272

POST-EFFECTIVE AMENDMENT NO. 1 TO FORM S-8 REGISTRATION STATEMENT NO. 333-210966

POST-EFFECTIVE AMENDMENT NO. 1 TO FORM S-8 REGISTRATION STATEMENT NO. 333-219199

UNDER THE SECURITIES ACT OF 1933

Rowan Companies plc
(Exact name of issuer as specified in its charter)

England and Wales (State or other jurisdiction of incorporation or organization)	98-1023315 (I.R.S. Employer Identification No.)

2800 Post Oak Boulevard, Suite 5450 Houston, Texas (Address of Principal Executive Offices)	77056-6189 (Zip Code)

Rowan Companies, Inc. 1986 Convertible Debenture Incentive Plan

Rowan Companies, Inc. 1980 Stock Option Plan

Rowan Companies, Inc. Restated 1988 Nonqualified Stock Option Plan

Rowan Companies, Inc. 1998 Nonemployee Director Stock Option Plan

2005 Rowan Companies, Inc. Long-Term Incentive Plan

2009 Rowan Companies, Inc. Incentive Plan

2013 Rowan Companies plc Incentive Plan, as amended

(Full titles of the plan)

Michael McGuinty

Secretary

Rowan Companies plc

2800 Post Oak Boulevard, Suite 5450

Houston, Texas 77056

(713) 621-7800

(Name and address and telephone number, including area code, of agent for service)

With a copy to:

Tull Florey

Gibson, Dunn and Crutcher LLP

811 Main Street, Suite 3000

Houston, TX 77002

Telephone:  346-718-6767

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company, or an emerging growth company.  See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company” and “emerging growth company” in Rule 12b-2 of the Exchange Act. (Check one):

Large accelerated filer	☒	Accelerated filer	☐
Non-accelerated filer	☐	Smaller reporting company Emerging growth company	☐ ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act.    ☐

EXPLANATORY NOTE

DEREGISTRATION OF SECURITIES

These post-effective amendments relate to the following Registration Statements of Rowan Companies plc (the “Company”) on Form S-8 (collectively, the “Registration Statements”):

•                  Registration Statement on Form S-8 (File No. 33-51103), registering 478,260 Rights to purchase Series A Junior Preferred Stock under the Rowan Companies, Inc. 1986 Convertible Debenture Incentive Plan filed November 18, 1993.

•                  Registration Statement on Form S-8 (File No. 33-51105), registering 50,000 Rights to purchase Series A Junior Preferred Stock under the Rowan Companies, Inc. 1980 Stock Option Plan filed November 18, 1993.

•                  Registration Statement on Form S-8 (File No. 33-51109), registering 7,000,000 Rights to purchase Series A Junior Preferred Stock under the Rowan Companies, Inc. 1988 Nonqualified Stock Option Plan filed November 18, 1993.

•                  Registration Statement on Form S-8 (File No. 33-33755), registering 2,000,000 shares of Common Stock under the Rowan Companies, Inc. Restated 1988 Nonqualified Stock Option Plan filed March 13, 1990, as amended by Post-Effective Amendment No. 1 thereto filed on March 29, 1990.

•                  Registration Statement on Form S-8 (File No. 33-61444), registering 5,000,000 shares of Common Stock under the Rowan Companies, Inc. 1988 Nonqualified Stock Option Plan filed April  23, 1993.

•                  Registration Statement on Form S-8 (File No. 333-84369), registering 3,000,000 shares of Common Stock under the Rowan Companies, Inc. Restated 1988 Nonqualified Stock Option Plan filed August 3, 1999.

•                  Registration Statement on Form S-8 (File No. 333-101914), registering 4,000,000 shares of Common Stock under the Rowan Companies, Inc. Restated 1988 Nonqualified Stock Option Plan filed December 17, 2002, as amended by Post-Effective Amendment No. 1 thereto filed on May 4, 2012.

•                  Registration Statement on Form S-8 (File No. 333-84405), registering 200,000 shares of Common Stock under the Rowan Companies, Inc. 1998 Nonemployee Director Stock Option Plan filed August 3, 1999, as amended by Post-Effective Amendment No. 1 thereto filed on May 4, 2012.

•                  Registration Statement on Form S-8 (File No. 333-132762), registering 3,400,000 shares of Common Stock under the 2005 Rowan Companies, Inc. Long-Term Incentive Plan filed March 28, 2006, as amended by Post-Effective Amendment No. 1 thereto filed on May 4, 2012.

•                  Registration Statement on Form S-8 (File No. 333-158985), registering 4,500,000 shares of Common Stock under the 2009 Rowan Companies, Inc. Incentive Plan filed May 5, 2009, as amended by Post-Effective Amendment No. 1 thereto filed on May 4, 2012.

•                  Registration Statement on Form S-8 (File No. 333-188272), registering 7,500,000 Class A Ordinary Shares under the 2013 Rowan Companies plc Incentive Plan filed May 1, 2013.

•                  Registration Statement on Form S-8 (File No. 333-210966), registering 7,800,000 Class A Ordinary Shares under the 2013 Rowan Companies plc Incentive Plan filed April 28, 2016.

•                  Registration Statement on Form S-8 (File No. 333-219199), registering 2,174,572 Class A Ordinary Shares under the 2013 Rowan Companies plc Incentive Plan filed July 7, 2017.

On April 11, 2019, pursuant to the Transaction Agreement (the “Transaction Agreement”), dated as of October 7, 2018, by and between Ensco plc (“Ensco”) and the Company, each of the issued and outstanding Class A ordinary shares of the Company was exchanged (the “Transaction”) pursuant to a court-sanctioned scheme of arrangement under Part 26 of the U.K. Companies Act 2006 for 2.215 Class A ordinary shares of Ensco, each with a nominal value of $0.10 per share.  The resulting new combined company has been renamed Ensco Rowan, plc and will trade under the ticker symbol “ESV” on the New York Stock Exchange.

In connection with the transactions contemplated by the Transaction Agreement, the offerings of the Company’s securities pursuant to the Registration Statements have been terminated as of the date hereof.  In accordance with an undertaking made by the Company in the Registration Statements to remove from registration, by means of a post-effective amendment, any securities of the Company which had been registered for issuance but which remain unsold at the termination of the offerings subject to the Registration Statements, the Company hereby removes and withdraws from registration any and all securities registered under the Registration Statements that remain unsold as of the date hereof.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the Company certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused these Post-Effective Amendments to the Registration Statements to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of London, England, United Kingdom, on this 11th day of April 2019.

Rowan Companies plc

By:	/s/ Michael McGuinty
Michael McGuinty
Secretary

Note: No other person is required to sign these Post-Effective Amendments to the Registration Statements in reliance on Rule 478 of the Securities Act of 1933, as amended.